UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 6, 2026

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2026, the Board of Directors (the “Board”) of Shake Shack Inc. (“Shake Shack”) appointed Michelle Hook to serve as its Chief Financial Officer, effective as of May 11, 2026 (the “Effective Date”). Ms. Hook will report to Robert Lynch, Shake Shack’s Chief Executive Officer, and work closely with the current senior executive leadership team.

Since December 2020, Ms. Hook, 51, served as the Chief Financial Officer of Portillo's Inc. In that role, Ms. Hook led finance, supply chain and information technology, helped take the company public in 2021, and led efforts to create processes to support significant growth. Previously, Ms. Hook spent more than 17 years at Domino's Pizza, Inc., where she most recently served as Vice President of Finance for global FP&A and investor relations, and held various accounting and finance positions with increasing responsibilities since joining Domino’s Pizza in 2003. Prior to joining Domino’s Pizza, Ms. Hook was with Holcim, one of the largest manufacturers and suppliers of cement around the world. Ms. Hook began her career as a senior auditor at Arthur Andersen LLP. Ms. Hook holds an MBA from the University of Michigan and a B.A. in accounting from Michigan State University, and is a certified public accountant.

In connection with her appointment, Ms. Hook entered into an Employment Agreement (the “Employment Agreement”) with Shake Shack and its subsidiaries SSE Holdings, LLC and Shake Shack Enterprises, LLC (together with Shake Shack, the “Company”). All capitalized terms used but not defined in this Form 8-K shall be as set forth in the Employment Agreement. The term of Ms. Hook’s employment will be 1 year from the Effective Date, subject to automatic 1-year extensions unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term.

Ms. Hook will receive an initial annual base salary of $625,000, subject to annual review. Ms. Hook will be eligible to receive an annual bonus as determined by the Board (or the Board’s Compensation Committee), based on an annualized target bonus opportunity of 100% of her annual base salary, payable upon the attainment of Company performance goals established each fiscal year by the Board (or the Compensation Committee), with the opportunity to make up to 200%, on an annualized basis, of her annual base salary, if such performance goals are exceeded. For fiscal 2026, the annual bonus for which Ms. Hook is eligible shall be pro-rated from the Effective Date. Commencing in fiscal 2027, Ms. Hook will be eligible to receive an annual equity award, with such 2027 award currently expected to have a minimum grant date fair value targeted at $900,000.

Ms. Hook will receive a signing cash award equal to $300,000, subject to repayment if Ms. Hook is terminated by the Company for Cause or resigns without Good Reason within 12 months following the date on which the cash award is paid. In addition, on July 15, 2026, Ms. Hook will receive a signing equity award comprised of restricted stock units representing the right to receive shares of the Company’s Class A common stock as may be determined based on an aggregate grant date fair value of $1,200,000 as calculated using the closing stock price of the common stock on the award date. Provided that Ms. Hook remains employed through the applicable vesting date, the restricted stock units will vest in 3 equal installments on each of the first, second, and third anniversaries of the award date. To support her relocation, the Company will reimburse Ms. Hook’s relocation expenses up to $50,000.

The Employment Agreement provides for severance upon a termination by the Company without Cause or by Ms. Hook for Good Reason, in each case, subject to her execution and non-revocation of a waiver and release of claims. In either such event, Ms. Hook will be entitled to severance consisting of (a) continued payment of her base salary through the 12-month anniversary of the termination of her employment, (b) a pro rata portion of the annual cash bonus for the year of termination based on actual Company performance, and (c) reimbursement of a portion of any COBRA premiums for a period of up to 12 months equal to the amount the Company pays for the health insurance premiums of then-current employees.

Ms. Hook will be subject to certain non-competition and non-solicitation restrictions for a 12-month period following termination of employment.

There is no arrangement or understanding between Ms. Hook or any other persons or entities pursuant to which Ms. Hook was appointed to serve as Chief Financial Officer. Ms. Hook does not have any family relationship with the Company’s executive officers or directors nor are there any related party transactions between the Company and Ms. Hook that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the employment agreement with Ms. Hook is filed as Exhibit 10.1 to this current report on Form 8-K. The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement. In addition, Ms. Hook will execute the Company’s standard indemnification agreement, the form of which is included as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 26, 2026.

Item 7.01 Regulation FD Disclosure

A copy of the press release containing the announcement of Ms. Hook’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, effective May 11, 2026, by and among Michelle Hook, Shake Shack Inc., SSE Holdings, LLC, and Shake Shack Enterprises, LLC

99.1	Press Release, dated May 7, 2026, announcing appointment of Michelle Hook to serve as the Chief Financial Officer of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: May 7, 2026	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer